As filed with the Securities and Exchange Commission on February 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RingCentral, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3322844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Davis Drive Belmont, California	94002
(Address of principal executive offices)	(Zip code)

RingCentral, Inc. 2013 Equity Incentive Plan

RingCentral, Inc. 2013 Employee Stock Purchase Plan

(Full title of the plan)

Vladimir G. Shmunis

Chief Executive Officer

RingCentral, Inc.

20 Davis Drive

Belmont, California 94002

(650) 472-4100

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Saper

Mark B. Baudler

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share, reserved for issuance under the 2013 Equity Incentive Plan	3,902,709 (2)	$62.56 (3)	$244,153,475.04	$30,397.11
Class A Common Stock, $0.0001 par value per share, reserved for issuance under the 2013 Employee Stock Purchase Plan	780,542 (4)	$56.31 (5)	$43,952,320.02	$5,472.06

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock of RingCentral, Inc. (the “Registrant”) that become issuable under the 2013 Equity Incentive Plan (the “2013 Plan”) and 2013 Employee Stock Purchase Plan (the “2013 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant’s Class A Common Stock.
(2)	Represents shares of Class A Common Stock automatically reserved on January 1, 2018 for issuance upon the exercise or settlement of awards that may be granted under the 2013 Plan, which increase is provided for in the 2013 Plan. Shares issuable upon exercise or settlement of awards granted under the 2013 Plan were previously registered on registration statement on Form S-8 filed with the Securities and Exchange Commission on September 27, 2013 (Registration No. 333-191433).
(3)	Estimated solely for purposes of this offering in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high and low price per share of the Registrant’s Class A Common Stock, as reported on the New York Stock Exchange on February 16, 2018.
(4)	Represents shares of Class A Common Stock automatically reserved on January 1, 2018 for issuance under the 2013 ESPP, which increase is provided for in the 2013 ESPP. Plan. Shares issuable under the 2013 ESPP were previously registered on registration statement on Form S-8 filed with the Securities and Exchange Commission on September 27, 2013 (Registration No. 333-191433).
(5)	Estimated solely for purposes of this offering in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on 90% of the average of the high and low price per share of the Registrant’s Class A Common Stock, as reported on the New York Stock Exchange on February 16, 2018. Pursuant to the 2013 ESPP, the purchase price of the shares of Class A Common Stock will be 90% of the closing price, as reported on the New York Stock Exchange on certain dates as set forth in the 2013 ESPP.

Explanatory Statement

RingCentral, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 3,902,709 additional shares of Class A Common Stock under the Registrant’s 2013 Equity Incentive Plan, as amended (the “2013 Plan”), pursuant to the provision of the 2013 Plan providing for such automatic increase in the number of shares reserved for issuance, and (ii) 780,542 additional shares of Class A Common Stock under the Registrant’s 2013 Employee Stock Purchase Plan, as amended (the “2013 ESPP”), pursuant to the provision of the 2013 ESPP providing for such automatic increase in the number of shares reserved for issuance. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 27, 2013 (Registration No. 333-191433), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 26, 2018 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2) The description of the Registrant’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36089) filed with the Commission on September 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Form of Class A Common Stock certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-190815), as declared effective by the Commission on September 26, 2013 (the “Registrant’s Form S-1”)).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

99.1	2013 Equity Incentive Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

99.2	2013 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.18 to the Registrant’s Form S-1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of California, on February 26, 2018.

RINGCENTRAL, INC.

By:	/s/ Vladimir Shmunis
Vladimir Shmunis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vladimir G. Shmunis and Mitesh Dhruv and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vladimir Shmunis Vladimir Shmunis	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 26, 2018

/s/ Mitesh Dhruv Mitesh Dhruv	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2018

/s/ Michelle McKenna Michelle McKenna	Director	February 26, 2018

/s/ Rob Theis Robert Theis	Director	February 26, 2018

/s/ Allan Thygesen Allan Thygesen	Director	February 26, 2018

/s/ R. Neil Williams R. Neil Williams	Director	February 26, 2018

/s/ Kenneth A. Goldman Kenneth A. Goldman	Director	February 26, 2018